SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AARON RENTS INC CL A

          GAMCO INVESTORS, INC.
                                12/26/96           15,000-             *DO
                                12/20/96            1,000-           13.7500
                                12/19/96            2,000-           13.1250
                                12/18/96            2,500-           13.5000
                                12/02/96              800-           14.4375
                                11/26/96              500-           14.4375
                                11/25/96            2,000-           14.0656
                                11/07/96            2,000-           15.2500
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                10/28/96            2,000-           13.6250
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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